Exhibit 99.1

SUBSCRIPTION AGREEMENT

STERLING OIL & GAS COMPANY

1.

SUBSCRIPTION: The undersigned, _________________________________________________________, (the "Subscriber"), a resident of the state of ___________, hereby subscribes for the purchase of _________________(____________)Units (the ''Units'') of STERLING OIL & GAS COMPANY, an Nevada Corporation(the "Company"), in consideration of the sum of __________________ dollars (_________) and submits the total subscription price with this subscription agreement. Each Unit consisting of one (1) share of the Company's common stock at a purchase price of $0.05 and a warrant to purchase one-half (%) share of common stock (the "Warrant") at a purchase price of $0.25. Each Warrant is exercisable for a period of five (5) years from the date of this Subscription Agreement. If the Warrant is not exercised during the redemption period, it will terminate. This subscription is subject to the following terms and conditions:

a.	The Units, shares of common stock and warrants are being sold pursuant to the exemption from registration provided for in Reg. 506 of the SecuritiesAct of 1933 and regulations promulgated thereunder.

b.	No certificate(s) for Units, shares of common stock or Warrants shall be issued to the undersigned until the entire subscription price is paid; and,

c.

The certificate(s) representing the Units, shares of common stock and Warrants delivered pursuant to this subscription agreement shall each bear a restrictive legend and may not be transferred for a period of one (1) year from the date of issuance (the date of issuance of the shares of common stock issued upon the exercise of the Warrant will be the day the exercise price of the Warrant is paid to the Company)and thereafter only in compliance with Rule 144 of the Securities Act of 1933. Said certificate(s) will contain the following restrictive legend::

The securities evidenced hereby havenot beenregistered under the Securities Act of1933, as amended, nor anyotherapplicable securities act (the "Acts"), and maynot be sold, transferred; assigned, pledgedor otherwise distributed, unless there is an effective registration statement under suchActs covering such securities or the Company receives an opinion ofcounselfor the holder ofthese securities (concurred on by counsel/or the Company) statingthatsuchsale, transfer, assignment, pledge or distribution is exemptfrom or in compliance with the registration andprospectus delivery requirements of suchActs.

2.	REPRESENTATIONS AND WARRANTIES: The undersigned Subscriber hereby represents and warrants to the Company:

a.

The undersigned Subscriber understands that the Company's Units, shares of common stock and Warrants havenot been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency.

b.

The undersigned Subscriber is not an underwriter and would be acquiring the Company's Units solely for investment purpose for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any otherapplicable federal or state laws;

c.

The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the Units would be suitable and consistent with his or her investment program; and, that his or her financial position enable him or her to bear the risks of this investment;

d.

The Units, shares of common stock comprising the Unit, Warrant, and shares of common stock underlying the Warrant may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not for a period of one (1) year from the date of issuance and thereafter, only in compliance with Rule 144 of the Securities Act of 1933. The date of issuance of the shares of common stock underlying the Warrants will be the date the Warrant exercise price is paid in full;

e.

To the extent that any federal, and/or state securities laws shall require, the Subscriber hereby agrees that the Units, shares of common stock and Warrants acquired pursuant to this Agreement shall be without preference as to assets;

f.

The Company is under no obligation to seek an exemption underany federal securities act, statesecurities act, or any foreign securities act for the Units,shares of common stock which are part of the Unit; Warrant; or, shares of common stock underlying the Warrant or to causeor permit such Units, shares of common stock which are part of the Unit; Warrant; or, shares of common stock underlying the Warrant to be transferred in the absence of any suchregistration or exemption;

g.

The Subscriber has had the opportunity to ask questions of the Company and has received additional information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Subscriber has been given: (1) All material books, records, documents, correspondence, and financial statements of the Company; (2) all material contracts and documents relatingto the proposed transaction; (3) all reports filed with the Securities and Exchange Commission; and, (4) an opportunity to question the appropriate executive officersof the Company.

h.	The Subscriber has satisfied the suitability standards imposed by his or her place of residence and has a pre-existing business relationship with the Company;

i.	The Subscriber has adequate meansof providing for his current needs and personal contingencies and has no need to sell the Units, shares of common stock comprising the Unit, Warrant,or shares of common stock underlying the Warrant in the foreseeable future (that is at the time of the investment, Subscriber can afford to hold the investment for an indefinite period of time);

j.	The Subscriber has sufficient knowledge and experience in financial mattersto evaluate the merits and risks of this investment. Further, subscriber represents and warrantsthat he is able to evaluate and interpret the information furnished to him by the Company and is capable of reading and interpreting financial statements;

k.	The Subscriber warrants and represents that he is a "sophisticated investor" as that term is defined in United States court decisions and the rules, regulations and decisions of the United States Securities and Exchange Commission.

l.	Further,the Subscriber warrants and represents that he is an "accredited investor" as that term is defined in Section 2(15)(i)or (ii) of the Securities Act of 1933.

m.

The Subscriber acknowledges that if he is a resident of the State of _________, he has the privilegeofdeclaring this transaction null and void providethe Subscriber communicates such intention to the Company in writing within three (3) days of the of the tender of his/her/its consideration.

3.

REGISTRATION: The Companyagrees to file a registration statement with the United States Securities and Exchange Commission registering the Units, shares comprising the Units, Warrants, and shares of commonstock underlying the Warrants within 180 days from the date of this Unit Purchase Agreement.

4.

MISCELLANEOUS: This Subscription Agreement shall be bindingupon the parties hereto, their heirs, executors, successors, and legal representatives. The law of the state of Nevada shall govern the rights of the parties to this Agreement. This Agreement is not assignable without the prior written consent of the Company, and any attempt to assign any rights, duties or obligations which arise under this Agreement withoutthe Company's prior express written consent shall be void. Exclusive jurisdiction over any action arising out of this Subscription Agreement will be in the federal or state courts of Nevada.

     The undersigned Subscriber hereby declares and affirms that he or she has read the within and foregoing Subscription Agreement, is familiar with the contents thereof and agrees to abide by these terms and conditions therein set forth, and knows the statements therein to be true and correct.

     I hereby consent to the use of my name in any prospectus or registration statementwhich may be filed in connectionwith any public offering of the Company's securities.

     IN WITNESS WHEREOF, the parties have executedthis Subscription Agreement this ____ day of __________, 2007,at ___________________.

SUBSCRIBER

_____________________________________
Signature

_____________________________________
Spouse's Signature (if applicable)

_____________________________________
Address

_____________________________________
City,State and Zip Code

_____________________________________
AreaCode and Telephone Number

ACCEPTED BY:

STERLING OIL & GAS COMPANY

BY: .  __________________________________
          ______________________, President